UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2007
SMART MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32951	54-2189769
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
5990 Greenwood Plaza Blvd. #390
Greenwood Village, CO 80111
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 488-0204
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits
Signature
Exhibit Index
Form of Note
Form of Warrant

Item 1.01 Entry into a Material Definitive Agreement.
Agreement with Holders of 2005 Secured Convertible Notes to Defer Principal Amortization
     On November 14, 2007, Smart Move, Inc. (the “Company”), confirmed that the holders of the Company’s 2005 Secured Convertible Notes aggregating $3 million principal amount (“2005 Notes”) had agreed with the Company to defer the scheduled amortization of the principal of the 2005 Notes which mature on September 30, 2012, and also to amend interest payment terms of the 2005 Notes. The 2005 Notes had been scheduled to begin amortization on a sixty (60) months schedule. The Company and the holders of the 2005 Notes have agreed that: (i) the amortization of principal would be deferred until final maturity of the 2005 Notes on September 30, 2012 and (ii) that in lieu of the holders’ right under the original note terms to receive their proportionate share of the aggregate $540,000 amount of interest that would accrue through October 1, 2008, the holders would instead receive the corresponding amount (“Deferred Interest Amount”) in a lump sum on October 1, 2010, with interim interest on the Deferred Interest Amount to be paid at 12% per annum semi-annually in arrears on April 1 and October 1 of each year and at the October 1, 2010 due date of the Deferred Interest Amount. The Company and the holders of the 2005 Notes also agreed that the Deferred Interest Amount would be separately convertible at the election of the holders of the 2005 Notes at any time prior to October 1, 2010 at a conversion price of $1.00 and that the conversion price applicable to the outstanding original principal amount of the 2005 Notes would be revised to $3.00 per share. The Company will make semi-annual interest payments in arrears on the outstanding original principal amount of the 2005 Notes at the rate of 12% per annum, calculated from October 1, 2008, commencing April 1, 2009. The Company and the holders of the 2005 Notes also agreed that, as consideration for the deferrals, the holders will be granted additional warrants to purchase common stock of the Company, par value $.0001 per share aggregating 540,000 shares exercisable at $1.50 for a period of five years. The additional warrants constitute restricted securities that will bear restrictive legends. The warrants will not be issued to electing holders until the Company receives approval from the American Stock Exchange of the eligibility for listing of the underlying shares.
Item 3.02. Unregistered Sales of Equity Securities.
Warrant Issuance to Holders of 2005 Notes Electing to Defer Principal Amortization
     In connection with the amendment of terms of 2005 Notes to provide for deferral of principal amortization as described in Item 1.01 above, the holders of the 2005 Notes will be granted additional warrants to purchase common stock aggregating 540,000 shares of the common stock of the Company, par value $0.0001 per share exercisable at $1.50 for a period of five years. The 2005 Notes, as amended, and the new warrants to be issued to the electing holders constitute restricted securities that have not been registered under the Securities Act of 1933, as amended (“Securities Act”). The amended and additional securities were offered, agreed to be sold and to be issued only to accredited investor holders of the original 2005 Notes in reliance upon the exemption from registration contained in Rule 506 of Regulation D under the Securities Act. The additional warrants will not be issued to holders of the 2005 Notes until the Company receives approval from the American Stock Exchange of the eligibility for listing of the underlying shares.
     A broker-dealer that is a member of the National Association of Securities Dealers was designated by the Company and the holders of the 2005 Notes to act as coordinating agent for the transaction for which it received no cash commission, but will be entitled, subject to receipt of listing approval from the American Stock Exchange, to receive Warrants to purchase 20,000 shares of the Company’s common stock, par value $0.0001 per share at a $1.50 exercise price per share for a period of five years.

Sale of Subordinated Convertible Notes
     Separately, on November 14, 2007, Smart Move, Inc. (the “Company”) received gross proceeds of $440,000 in connection with the sale of subordinated convertible notes. The subordinated secured convertible notes were sold in Note Units of $25,000 each to accredited investors within the meaning of Regulation D under the Securities Act of 1933. The notes are convertible into shares of the Company’s common stock at a conversion price of $1.00 per share. Each note was issued with a warrant permitting the holder to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.25 and 25,000 shares of the Company’s common stock at an exercise price of $1.50 per share. Copies of the form of subordinated secured convertible note with fixed conversion price and warrant to purchase common stock with fixed exercise price are filed herewith as exhibits 10.1 and 10.2, respectively. The subordinated secured convertible note and related warrants and the Company’s previously authorized but unissued common stock underlying these securities have not been registered under the Securities Act. These securities were offered, agreed to be sold and will be issued in reliance upon the exemption from registration contained in Rule 506 of Regulation D under the Securities Act. The securities will not be issued to subscribers until the Company receives approval from the American Stock Exchange of the eligibility for listing of the underlying shares.
     A broker-dealer that is a member of the National Association of Securities Dealers acted as placement agent in connection with the offers and sales of Note Units for which it received 6% of the gross proceeds as a selling commission, a non-accountable expense allowance equal to 2.0% of the gross proceeds, and subject to listing approval of the underlying shares by the American Stock Exchange, will be entitled to receive a five year warrant to purchase 2,000 shares of the Company’s common stock par value $0.0001 at an exercise price of $1.00 per share for each of the Note Units sold).
     The net proceeds attributable to the private placement of these securities will be used for working capital and other general corporate purposes. The notes represent a bridge financing to continue operations until the Company is able to secure adequate funding for its business activities in fiscal 2008. The Company is in discussions with commercial lenders, leasing companies and institutional investors but currently has no assurances that it will be able to secure and close on the additional funding the Company requires to sustain its current level of operations and satisfy its contractual obligations.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

EX. 10.1	Form of Note
EX. 10.2	Form of Warrant

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Move, Inc.
November 14, 2007	By:	/s/ Edward Johnson
		Name:	Edward Johnson
		Title:	Chief Financial Officer

Exhibit Index

Exhibits

EX. 10.1	Form of Note

EX. 10.2	Form of Warrant